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                                                                    EXHIBIT 23.1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-00876, 333-101049, 333-67632, 333-32424) of
Health Fitness Corporation of our report dated January 28, 2003 relating to the financial statements of Health & Fitness Services Business of Johnson & Johnson Health Care Systems Inc., a subsidiary of Johnson & Johnson, which appears in the Current Report on Form 8-K/A of Health Fitness Corporation dated February 6, 2004.


/s/ PricewaterhouseCoopers LLP

New York, New York
February 6, 2004